EXHIBIT 11
                            CHS ELECTRONICS, INC.
                   COMPUTATION OF EARNINGS PER COMMON SHARE

                                            TWELVE MONTHS ENDED DECEMBER 31,                       THREE MONTHS ENDED MARCH 31,
                               ------------------------------------------------------- ---------------------------------------------
                                    1993          1994           1995           1995            1995           1996          1996
                               ------------- ------------  ------------- ------------- ------------- ----------------- -------------
                                   ACTUAL        ACTUAL         ACTUAL        PRO FORMA        ACTUAL         ACTUAL       PRO FORMA
Primary
 Weighted average
   shares outstanding .......     2,269,000     4,610,926      7,078,789      7,078,789       6,720,023      7,582,534     7,582,534
 Shares assumed issued in
   connection with
   acquisitions .............                                                 2,256,000                                    1,750,000
 Additional shares assuming
   conversion of stock options                     82,406        203,996        203,996         246,097        279,816       279,816
                                 ----------    ----------     ----------     ----------      ----------     ----------    ----------
 Weighted average shares
   as adjusted ..............     2,269,000     4,693,332      7,282,785      9,538,785       6,966,120      7,862,349     9,612,349
 Net earnings (loss) ........    $ (723,000)   $  965,000     $4,305,000     $5,962,000      $1,667,000     $1,988,000    $2,177,000
 Primary earnings per share .    $     (.32)   $      .21     $      .59     $      .63      $      .24     $      .25    $      .23
Fully Diluted
 Weighted average shares,
   as adjusted ..............     2,269,000     4,693,332      7,282,785      9,538,785       6,966,120      7,862,349     9,612,349
 Additional shares assuming
   contingent issuance in
   connection with
   acquisition of
   CHS Hungary ..............         --            --             --             --              --           321,242        73,564
                                 ----------    ----------     ----------     ----------      ----------     ----------    ----------
 Weighted average shares
   as adjusted ..............     2,269,000     4,693,332      7,282,785      9,538,785       6,966,120      8,183,391     9,612,349
 Net earnings (loss) ........    $ (723,000)   $  965,000     $4,305,000     $5,962,000      $1,667,000     $1,988,000    $2,177,000
 Fully diluted earnings (loss)
   per share ................    $     (.32)   $      .21     $      .59     $      .63      $      .24     $      .24    $      .23